                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant / /

Filed by a Party other than the Registrant /X/

Check the appropriate box:

/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             SUN SPORTSWEAR, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              SUN SPORTSWEAR, INC.

                 NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS

                              SEPTEMBER 27, 1996


To the Shareholders of
SUN SPORTSWEAR, INC.


                 Notice is hereby given that the Annual Meeting of Shareholders for 1996 relating to the year ending December 31, 1995 (the "1996 Annual Meeting") of SUN SPORTSWEAR, INC. (the "Company") will be held at 10:00 a.m. on Friday, September 27, 1996, at Sun Sportswear, Inc., 6520 South 190th Street, Kent, Washington 98032 for the following purposes:

o   To elect five Directors to hold office until the next annual meeting.
o   To transact such other business as may properly come before the meeting.

                 Only shareholders of record at the close of business on August 23, 1996 are entitled to notice of, and to vote, at the 1996 Annual Meeting and any adjournment thereof.


                                              By Order of the Board of Directors

                                              Kevin C. James
                                              Senior Vice President,
                                              Chief Financial Officer,
                                              and Secretary

6520 South 190th Street
Kent, Washington 98032
April 25, 1996


                                YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED STAMPED ENVELOPE. COMPLETING AND RETURNING THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE AT
THE ANNUAL MEETING IF THE PROXY IS REVOKED IN THE MANNER SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

                              SUN SPORTSWEAR, INC.
                            6520 SOUTH 190TH STREET
                             KENT, WASHINGTON 98032


                                PROXY STATEMENT

                         INFORMATION REGARDING PROXIES


                 This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of SUN SPORTSWEAR, INC. (the "Company") for use at the Annual Meeting of Shareholders relating to the fiscal year ending December 31, 1995 (the "1996 Annual Meeting") to be held on September 27, 1996, at
10:00 a.m. at Sun Sportswear, Inc., 6520 South 190th Street, Kent, Washington 98032, and at any adjournment or adjournments thereof. Only shareholders of record at the close of business on August 23, 1996 (the "Record Date") will be entitled to vote at the 1996 Annual Meeting. This Proxy Statement will be sent to shareholders on or about August 30, 1996.

                 If the accompanying proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. Any proxy card signed and returned without any direction given will be voted in accordance with the recommendation of the Board. Any shareholder executing a proxy may revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering written notice to the Secretary of the Company, by executing another proxy dated as of a later date or by voting in person at the 1996 Annual Meeting. The principal executive offices of the Company are located at 6520 South 190th Street, Kent, Washington 98032, and the telephone number is (206) 251-3565.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

                 The only voting securities of the Company are shares of Common Stock, no par value (the "Common Stock"). At April 10, 1996, there were issued and outstanding 5,748,500 shares of Common Stock of the Company. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Under Washington State Law and the Company's Articles of Incorporation, if a quorum is present at the Annual
Meeting: (i) the five nominees for election as directors who receive the greatest number of votes cast for the election of directors by shares present in person or represented by proxy at the meeting and entitled to vote shall be elected directors. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee.


                  INFORMATION REGARDING PRINCIPAL SHAREHOLDERS

                 The following table sets forth information, as of April 10, 1996, with respect to all shareholders known by the Company to be the beneficial owners of more than five percent (5%) of its outstanding Common Stock.

                                                Amount                          Percent of
Name and Address                        of Beneficial Ownership                    Class
- -------------------------------------------------------------------------------------------
Seattle-First National Bank                   3,800,000                            66.1%
701 Fifth Avenue
Seattle, Washington 98104

Dimensional Fund Advisors, Inc.  (1)            343,700                             6.0%
1299 Ocean Avenue, Suite 650
Santa Monica, CA  90401

(1) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 343,700 shares of Sun Sportswear, Inc. stock as of April 10, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in a series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as an investment manager. Dimensional disclaims beneficial ownership of all such shares.


                             ELECTION OF DIRECTORS

                 The Board of Directors recommends the election of the following five director nominees at the 1996 Annual Meeting, to hold office until the next annual meeting and until their successors are elected and qualified. The Board of Directors has unanimously approved each of the nominees named below. Although the Board of Directors anticipates that all the nominees will be available for election at the time election occurs, should any one or more of them not accept nomination, or otherwise be unwilling or unable to serve, it is intended that shares represented by proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill such vacancy.

                 William S. Wiley, 49, was appointed President and Chief Executive Officer and to the Board of Directors in October 1995. Mr. Wiley was appointed Chairman in April 1996. Mr. Wiley was engaged by the Company as a re-engineering consultant from March to October 1995. Mr. Wiley was an active principal in Wiley, Pene & Company, a business building/turnaround consulting firm from 1990 to 1995. From 1987 to 1990, Mr. Wiley served as a consultant and manager in the business building/restructuring consulting firm of Clyde, Hamstreet and Company. Mr. Wiley practiced law for Gleaves, Swearingen, Larsen and Potter from 1975 to 1987, where he became partner in 1980. From 1969 through 1972, Mr. Wiley served as a process and operations engineer for Atlantic Richfield .

                 Larry C. Mounger, 58, was elected to the Board of Directors in April 1991 and served as Chairman of the Board from January 1993 to April 1996. Mr. Mounger served as Chief Executive Officer and President from January 1993 to October 1995. Mr. Mounger served as Chairman and Chief Executive Officer and other positions of Pacific Trail from 1955 to 1993. Pacific Trail was an outerwear garment company located in Seattle, Washington which designed, manufactured and marketed garments throughout the United States. He is a past President of the National Apparel and Textile Association.

                 Paul R. Rollins, Jr., 55, was appointed to the Company's Board of Directors in March 1995, and was elected to the Company's Board in May 1995. Mr. Rollins is Senior Vice President and Commercial Real Estate Division Manager for Seafirst Bank. Mr. Rollins has served as Senior Vice President and other positions of Seafirst Bank since 1966.

                 James A. Walsh, 73, was elected to the Company's Board in May 1993. Mr. Walsh is the retired President of Allied Stores, the parent corporation of the Bon Marche department store chain. Mr. Walsh served on the Board of Directors of Security Pacific Bank, Washington, N.A., and its predecessors from 1968 until 1992. From May of 1992 until March of 1993, he served on the Board of Directors of Seafirst Bank.

                 James H. Williams, 53, was appointed to the Company's Board of Directors to fill a vacancy in January 1993, and elected to the Board in May 1993. Mr. Williams has been Executive Vice President - Bank of America (the parent of Seafirst Bank) since 1994. Mr. Williams served as Chief Financial Officer and Executive Vice President, and other positions, of Seafirst Bank from 1973 until 1994. Prior to joining Seafirst, he worked as a budget analyst at the U.S. Department of Agriculture in Washington, D.C.

                 The following table shows the beneficial ownership reported to the Company as of April 10, 1996, of Common Stock, including shares as to which a right to acquire beneficial ownership exists within the meaning of Rule 13d-3(d) under the Securities Exchange Act (for example, through the exercise of stock options), by the current directors, nominees and named executive officers, and as a group.

                                                                                  Shares
                                                                              of Common Stock        Percent of
BENEFICIAL OWNERSHIP AS OF APRIL 10, 1996                                   Beneficially Owned          Class
- ---------------------------------------------------------------------------------------------------------------
William S. Wiley, Chairman,
  Chief Executive Officer and President                                                 0
Larry C. Mounger - Director                                                       113,500  (1)          2.0%
Paul R. Rollins, Jr. - Director                                                         0
James A. Walsh - Director                                                           7,000  (2)            *
James H. Williams - Director                                                            0
L. Kaye Counts - Executive Vice President
  and Chief Operating Officer                                                      69,000  (3)          1.2%
Sandra Teufel - Senior Vice President -
  Sales and Merchandising                                                          63,885  (4)          1.1%

All current directors and named executive officers
as a group (7 persons)                                                            253,385               4.2%

         *       Less than 1%.

         (1) Includes 61,000 shares subject to stock options, under the Employee Plan and the Director Plan, which are exercisable within 60 days of this notice.

         (2) Includes 7,000 shares subject to stock options, under the Director Plan, which are exercisable within 60 days of this notice.

         (3) Includes 68,000 shares subject to stock options, under the Employee Plan, which are exercisable within 60 days of this notice.

         (4) Includes 63,485 shares subject to stock options, under the Employee Plan, which are exercisable within 60 days of this notice.


                    BOARD OF DIRECTOR AND COMMITTEE MEETINGS

                 The business of the Company is managed under the direction of the Board of Directors. The Board of Directors of the Company held a total of 16 meetings during the year ended December 31, 1995. All the Board members attended each of the applicable meetings, with one exception; Ms. L. Kaye Counts was unable to attend a Board meeting on June 23, 1995. The Board of Directors has a Compensation Committee, an Audit Committee, and a Strategic Planning Committee described below.

                 At April 10, 1996, the Audit Committee consisted of Messrs. Rollins, Williams and Walsh, all independent, non- employee directors. The function of the Audit Committee is to meet with the accounting staff of the Company and the independent accountants engaged by the Company to review
(i) the scope and findings of the annual audit; (ii) accounting policies and procedures and the Company's financial reporting; (iii) internal controls employed by the Company; and (iv) the selection of the independent accountants to serve as auditors of the Company. The Committee's findings and recommendations are reported to the Board of Directors for appropriate action. The Audit Committee held 5 meetings during 1995 and all Committee members attended each of the applicable meetings.

                 At April 10, 1996, the Compensation Committee consisted of Messrs. Rollins, Williams and Walsh, all independent, non-employee directors. See "Compensation Committee Interlocks and Insider Participation" below. The function of the Compensation Committee is to establish and review the compensation, including salaries and bonuses, of the executive officers and senior management of the Company. Its activities are described in more detail under "Report of the Compensation Committee of the Board of Directors" below. The Committee's findings and recommendations are reported to the Board of Directors for appropriate action. Further, the Compensation Committee administers the Company's 1989 Employee Stock Option Plan. The Compensation Committee held 7 meetings during 1995 and all Committee members attended each of the applicable meetings.

                 On April 10, 1995, the Company's Board of Directors created a Strategic Planning Committee and appointed Messrs. Rollins, Williams and Walsh, all non-employee directors, as members of the committee. The function of the Strategic Planning Committee is to review and investigate all (1) requests and/or proposals for the creation of a strategic alliance or partnership or venture with the Company; (2) tender offers and/or other offers to purchase a majority or controlling interest in the Company; (3) offers to swap or exchange equity or debt securities of the Company with those of another company; and (4) any and all other similar requests, offers or proposals. The Committee's findings and recommendations are to be reported to the Board of Directors for appropriate action. The Strategic Planning Committee held 2 meetings during 1995 and all Committee members attended those meetings.

                 The Board of Directors does not have a Nominating Committee. Nominees for directors are selected by the Board as a whole.

                               STOCK OPTION PLANS

                 The following is a brief summary of the stock option plans in effect under which directors, executive officers and employees of the Company received or may receive benefits:

                 STOCK OPTION PLANS. In October 1989, the Company's Board of Directors adopted, and the Company's then sole shareholder approved, the Company's 1989 Employee Stock Option Plan ("Employee Plan") and the 1989 Director Stock Option Plan ("Director Plan") to attract and retain key personnel and directors. A total of 400,000 shares of Common Stock was originally reserved for issuance under the Employee Plan and a total of 60,000 shares was originally reserved for issuance under the Director Plan. The Company's shareholders approved an increase of 200,000 in the number of shares of Common Stock for which options can be granted under the Employee Plan at the Company's May 20, 1994 Annual Meeting. Any stockholder who desires to review the actual text of the Plans may obtain copies by writing to the Company's Chief Financial Officer, at the Company's principal offices.

                 EMPLOYEE PLAN. The Employee Plan provides for the grant of both "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options. All Company employees are eligible to participate in the Employee Plan. The Employee Plan is administered by the Compensation Committee of the Board of Directors, none of whom are eligible to participate in the Employee Plan. The Committee determines the persons to be granted options, the number of shares exercisable under each option, the exercise price and exercise schedule, the manner in which payment may be made, and whether or not such option is a non-qualified or incentive stock option. The exercise price may not be less than 100% of the fair market value of the Common Stock on the date of grant [110% of fair market value in the case of incentive stock options granted to an individual then holding, directly or indirectly, more than ten percent of the voting power of the Company's stock (a "ten percent shareholder")]. "Fair market value" is defined by the Employee Plan as being the closing sale price of Sun's stock on the option grant date, or if no sales occurred on the option grant date, the bid price for that day as reported by NASDAQ. In identifying the persons who are to receive options, the Compensation Committee considers the person's position with the Company, responsibilities, service, present and future value to the Company and other relevant factors.

                 Options granted under the Employee Plan may not be exercisable for more than a ten-year period from the date of grant (five years in the case of incentive stock options granted to a ten-percent shareholder). Options generally terminate three months after the optionee's termination of employment from the Company for any reason other than death or disability, and are not transferable by the optionee other than by will or the laws of descent and distribution. In the case of death or disability, options terminate one year after such event. The Employee Plan expires on October 2, 1999.

                 The Board may at any time terminate or amend the Employee Plan, provided that without approval by the Company's shareholders there will be: (i) no increase in the total number of shares covered by such Plan; and
(ii) no change in the class of persons eligible to receive options. In any case, no termination or amendment may adversely affect any then-outstanding option (or unexercised portion thereof) without the optionee's consent, unless such amendment is required to enable the option to continue to qualify as an incentive stock option.

                 DIRECTOR PLAN. Only non-employee directors of the Company are eligible for participation in the Director Plan. All options granted under the Director Plan are non-qualified stock options. The exercise price of options granted under the Director Plan must be equal to the fair market value of Common Stock on the date of grant. "Fair market value" is defined by the Director Plan as being the closing sale price of Sun's stock on the option grant date, or if no sales occurred on the option grant date, the bid price for that day as reported by NASDAQ. The Director Plan is administered by a committee or person appointed by the Board of Directors. The options granted under the Director Plan become vested and exercisable one year from date of grant. Upon initial election to the Board, each eligible new director automatically receives an option grant to purchase 5,000 shares of Common Stock. Upon subsequent re-election to the Board, each eligible incumbent director automatically receives an option to purchase 1,000 shares of Common Stock. The Director Plan expires October 2, 1999.

         The Board may at any time terminate or amend the Director Plan, provided that without approval by the Company's shareholders there will be: (i) no increase in the total number of shares covered by such Plan; (ii) no change in the class of persons eligible to receive options; and (iii) no change in the timing of grants of options. In any case, no termination or amendment may adversely affect any then-outstanding option (or unexercised portion thereof) without the optionee's consent.

                 At December 31, 1995, options to purchase an aggregate of 365,500 and 19,000 shares of Common Stock were outstanding under the Employee and Director Plans, respectively, and a total of 95,000 shares and 41,000 shares, respectively, remained available for grant. These options were held by 35 individuals under the Employee Plan and three individuals under the Director Plan. These options were exercisable at prices with a range of $3.25 to $6.00 per share.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

COMPENSATION PRINCIPLES

                 The Company's executive compensation program has been designed to:

         1. Align the interest of executives with the interests of shareholders by providing performance-based awards in cash and by providing stock options.

         2. Allow the Company to hire and retain the caliber of executives needed to manage the Company, as well as to position it strategically for the future.

                 The program consists of base salaries, annual cash bonuses, and long-term equity incentives. At higher management levels, the mix of compensation is weighted more heavily toward performance-based components - annual cash bonuses and equity incentives. In developing compensation plans and setting compensation levels, the Company has consulted with compensation experts, reviewed prior years' compensation levels and levels of compensation among its existing executives, and reviewed the published pay practices of similar sized manufacturing companies and apparel businesses.

                 The base salary level is vital to the Company's efforts to attract and retain executives. For existing executives, base salary levels are primarily the result of annual reviews of prior year salary levels, overall company performance, past and expected individual contribution to overall company performance, and annual reviews of published pay practices of similar-sized manufacturing companies and apparel businesses.

         For new executives, base salary levels are primarily the result of reviews of the levels of compensation among the Company's existing executives, compensation levels received by a new executive from previous employers, and reviews of the published pay practices of similar-sized manufacturing companies and apparel businesses.

                 The purpose of the annual cash bonus awards is to provide a direct link between executive compensation and the Company's annual performance. Generally, target annual performance levels for the Company are established at the beginning of the year, and cash awards that reflect actual Company performance results for the year (in relation to the target performance levels) are paid after the year-end. The Company's annual performance is primarily defined in terms of net income, and to a lesser extent by inventory levels. The Board of Directors may increase the annual cash bonus awards paid to specific executives - beyond that due according to the pre-defined formulas
- - based upon a particular executive's individual performance.

                 Stock option awards under the Company's Employee Plan to executives constitute the long-term equity incentive vehicle. The purpose of these awards and grants is to strengthen the link between executives' compensation and long-term Company stock performance. The stock option awards are granted at the fair market value of the stock on the date of grant and have a ten-year life. The Compensation Committee determines the vesting schedule.

                 In determining stock option awards, the Committee considers the executive's contributions to past Company performance, the executive's expected contributions toward meeting the Company's long-term strategic goals, and prior year awards of stock options. Any value received by the executive from a stock option award depends upon increases in the price of the Company's stock. Consequently, the value of the compensation is directly aligned with increased shareholder value.


1995 COMPENSATION OF EXECUTIVES OTHER THAN THE CHIEF EXECUTIVE OFFICER

                 For 1995, Ms. Counts, the Chief Operating Officer, received an increase in annual base salary from $150,000 to $175,000, primarily as a result of her having assumed additional responsibilities in 1995. For 1995, Ms. Teufel, the Senior Vice President - Women's and Girls' Division, received an increase in annual base salary from $175,000 to $243,000, primarily as a result of the 90% growth rate that division achieved in 1994. For 1995, Mr. Schrang, the Senior Vice President - Men's and Boys' Division, received an increase in annual base salary from $150,000 to $165,000, as a result of conditions precedent (that Mr. Schrang negotiated) to his accepting employment with the Company in 1994. Mr. Schrang's position was eliminated in a corporate restructuring in February 1996.

                 For 1995, the Chief Operating Officer's annual cash bonus award formula was based as follows: 75% on achievement of net income targets; and 25% on achievement of inventory level targets. The Company's results were below the levels at which a minimum annual bonus award would be paid to Ms. Counts, so no annual bonus was paid.

                 For 1995, the Senior Vice President - Women's and Girls' annual cash bonus was based as follows: 75% on achievement of gross profit targets; and 25% on achievement of inventory level targets. The Company's results were below the levels at which a minimum annual bonus award would be paid to Sandra L. Teufel, so no annual bonus was paid.

                 For 1995, Mr. Schrang, the Senior Vice President - Men's and Boys', did not have a pre-defined formula for an annual cash bonus. Due to the Company's results, Mr. Schrang received no annual bonus for 1995.

                 For 1995, the stock option award to Ms. Teufel, the Senior Vice President - Women's and Girls', was issued primarily based on the 90% growth rate that division achieved in 1994, and the future prospects of that division.


1995 COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

                 Larry C. Mounger served as Chief Executive Officer until his resignation in September 1995. For 1995, the Compensation Committee believed Mr. Mounger's salary as Chief Executive Officer to be adequate, so no increase was provided.

                 For 1995, Mr. Mounger's annual cash bonus award formula as Chief Executive Officer was based as follows: 75% on achievement of net income targets; and 25% on achievement of inventory level targets. The Company's 1995 results were below the levels at which a minimum annual bonus award would be paid to the Chief Executive Officer, so no annual bonus was paid to Mr. Mounger.

                 William S. Wiley was appointed Chief Executive Officer and President in October 1995. Mr. Wiley's annual base salary was set at $300,000, the same as his predecessor Mr. Mounger.

                 For 1995, Mr. Wiley's cash bonus award formula as Chief Executive Officer was based as follows: 75% on achievement of net income targets; and 25% on achievement of inventory level targets. The Company's 1995 results were below the levels at which a minimum annual bonus award would be paid to the Chief Executive Officer, so no annual bonus was paid to Mr. Wiley.

                 In 1995, there were no stock option awards to either Mr. Mounger or Mr. Wiley.


Compensation Committee,


Paul R. Rollins, Jr.
James H. Williams
James A. Walsh

                             EXECUTIVE COMPENSATION

                 The following table sets forth the annual, long-term, and other compensation earned by the Company's Chief Executive Officer, and the three highest-paid executive officers (the "named executive officers"), during the Company's last three calendar years:

- --------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
- --------------------------------------------------------------------------------

                                                                              Long-Term
                                                                              Compensation
                                                Annual Compensation           Awards
                                              ------------------------------------------------
    (a)                            (b)            (c)             (d)            (e)                (f)
                                                                             Securities
Name and                                                                     Underlying           All Other
Principal                                                                    Options               Compen-
Position                          Year         Salary($)        Bonus($)     (# of Shares)        sation($)
- ------------------------------------------------------------------------------------------------------------
William S. Wiley   (1)            1995         $ 75,000         $    -0-           -0-             $  -0-
Chairman,
Chief Executive Officer
and President

Larry C. Mounger   (2)            1995         $298,846         $    -0-           -0-             $  -0-
Former Chairman,                  1994          300,000           89,295        10,000                -0-
Chief Executive Officer           1993          276,922          101,100        50,000                -0-
and President

L. Kaye Counts                    1995         $175,000         $    -0-           -0-             $2,068(5)
Executive Vice President and      1994          150,000           29,752        10,000              1,650(5)
Chief Operating Officer           1993          150,000           50,000        10,000              1,800(5)

Sandra L. Teufel   (3)            1995         $243,000         $    -0-        54,500             $2,400(5)
Senior Vice President -           1994          168,384           75,000        25,000              2,460(5)
Women's and Girls' Division       1993          128,333           50,000        15,000              2,075(5)

Kenneth R. Schrang   (4)          1995         $165,000         $    -0-           -0-             $  -0-
Senior Vice President -           1994           75,577           45,000         7,500                -0-
Men's and Boys' Division

(1) Mr. Wiley became Chief Executive Officer and President in October 1995, and Chairman in April 1996.

(2) Mr. Mounger became Chairman, Chief Executive Officer and an employee in January 1993, President in January 1994 and resigned as Chief Executive Officer and President in September 1995, as an employee in January 1996, and as Chairman in April 1996.

(3) Ms. Teufel assumed leadership of the combined Women's/Girls' and Men's/Boys' operations in February 1996, and became Senior Vice President - Sales and Merchandising.

(4) Mr. Schrang became an Executive Officer and employee in July 1994. Mr. Schrang's position was eliminated in a corporate restructuring in February 1996.

(5)      Represents company contribution to employee 401K plan.

                 The following table sets forth certain information concerning stock options granted during 1995 to the named executive officers of the
Company:

- --------------------------------------------------------------------------------
                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       Potential Realizable
                                                                                         Value at Assumed
                                                                                       Annual Rates of Stock
                                                                                        Price Appreciation
                                 Individual Grants                                        for Option Term
- -------------------------------------------------------------------------------------------------------------
         (a)                    (b)            (c)                          (d)        (e)              (f)
                             Number of     % of Total
                             Securities      Options
                             Underlying    Granted to     Exercise or
Name and                      Options      Employees in    Base Price    Expiration
Position                     Granted (#)   Fiscal Year     ($/Share)        Date       5% ($)         10% ($)
- -------------------------------------------------------------------------------------------------------------
Sandra L. Teufel         54,500(A,B,C)       100%             $4.125      5-27-05     $ 141,427     $ 358,337
Senior Vice President -
Women's and Girls' Division
- -------------------------------------------------------------------------------------------------------------


(A) These options were granted pursuant to the terms of the Company's Employee Plan, under which the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options. The options were granted for a term of 10 years and two days, subject to earlier termination in certain events related to termination of employment. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(B) The options are 33-1/3% exercisable on December 30, 1995, 66-2/3% exercisable on December 30, 1996 and 100% exercisable December 30, 1997.

(C) Ms. Teufel assumed leadership of the combined Women's/Girls' and Men's/Boys' operations in February 1996, and became Senior Vice President - Sales and Merchandising.

                 The following table summarizes options exercised during 1995 and presents the value of unexercised options held by the named executives at December 31, 1995:


- --------------------------------------------------------------------------------
  AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

         (a)                             (b)              (c)                (d)                    (e)
                                                                          Number of         Value of Unexercised
                                                                    Securities Underlying       In-the-Money
                                                                     Unexercised Options           Options
                                       Shares                          at 12-31-95 (#)         at 12-31-95 ($)
                                     Acquired on         Value         Exercisable(E)/         Exercisable(E)/
Name and Position                    Exercise (#)     Realized ($)    Unexercisable(U)        Unexercisable(U)
- -----------------------------------------------------------------------------------------------------------------
William S. Wiley  (1)                    -0-              - -                 -0-                   -0-
Chairman,
Chief Executive Officer
and President

Larry C. Mounger  (2)                    -0-              - -            61,000 E                $  -0-  E
Former Chairman,                                                          5,000 U                   -0-  U
Chief Executive Officer
and President

L. Kaye Counts                           -0-              - -            63,000 E                $  -0-  E
Executive Vice President                                                  5,000 U                   -0-  U
and Chief Operating Officer

Sandra L. Teufel  (3)                    -0-              - -            50,985 E                $  -0-  E
Senior Vice President -                                                  49,015 U                   -0-  U
Women's and Girls'

Kenneth R. Schrang  (4)                  -0-              - -             3,750 E                $  -0-  E
former Senior Vice President -                                            3,750 U                   -0-  U
Men's and Boys' Division
- -----------------------------------------------------------------------------------------------------------------


(1) Mr. Wiley became Chief Executive Officer and President in October 1995, and Chairman in April 1996.

(2) Mr. Mounger resigned as Chief Executive Officer and President in September 1995, as an employee in January 1996, and as Chairman in April 1996.

(3) Ms. Teufel assumed leadership of the combined Women's/Girls' and Men's/Boys' operations in February 1996, and became Senior Vice President - Sales and Merchandising.

(4) Mr. Schrang's position as an Executive Officer and employee was eliminated in a corporate restructuring in February 1996.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG THE COMPANY, "STANDARD & POORS 500 STOCK INDEX" AND "STANDARD & POORS COMPUSTAT - TEXTILES INDEX".



                                12/31/90       12/31/91     12/31/92     12/31/93    12/31/94     12/31/95
                                --------       --------     --------     --------    --------     --------
SUN SPORTSWEAR INC.                100          160.87       117.39      234.78       152.17       102.16
STANDARD & POOR 'S 500             100          130.47       140.41      154.56       156.6        215.45
TEXTILES                           100          160.38       170.72      129.08       126.42       141.98

NOTES:

(1) Assumes that the value of the investment in Sun Common Stock and each index was $100 on December 31, 1990 and that all dividends were reinvested.

(2)      The above data was furnished by "Standard and Poors Compustat".

(3) The Company is using the "Standard & Poors Textile Stock Index" above, rather than the "Investor's Business Daily Textile/Apparel Manufacturing Stock Index" which the Company used (in its 5-year comparison) in its prior Notices of Annual Meeting of Shareholders, because Investor's Business Daily discontinued publishing its "Textile/Apparel Manufacturing Stock Index" during 1995.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                 Messrs. Williams and Walsh have served on the Compensation Committee from their election to the Board of Directors in May 1993 until present. Messrs. Williams and Walsh are independent, non-employee directors. Mr. Rollins was appointed as Chairman of the Compensation Committee in April 1995. Mr. Rollins is an independent, non-employee director.

                 Mr. Pene served on the Compensation Committee from the date of his election to the Board of Directors in May 1993, until March 1995, at which time he resigned from the Compensation Committee (in March 1995 the Company engaged Mr. Pene and Mr. Pene's company, Wiley, Pene and Company, as consultants to assist in its sales, sourcing, printing and distribution re-engineering efforts). Mr. Pene was an independent, non-employee director during his entire tenure on the Compensation Committee. Mr. Pene resigned from the Board of Directors in September 1995.

                 The Company contemplates that, after the 1996 Annual Meeting, the Compensation Committee will continue to consist of Messrs. Rollins, Williams and Walsh.


                         CHANGE OF CONTROL ARRANGEMENTS

                 In December 1992, Seafirst Bank, (Seafirst) acquired all Common Stock in the Company owned by David A. Sabey, which represented 68% of the shares outstanding, pursuant to a Loan Modification and Satisfaction Agreement dated December 1992 by and among Mr. Sabey, Sabey Corporation, and Seafirst (Mr. Sabey and Seafirst agreed to the partial discharge of a prior loan to Mr. Sabey - unrelated to Sun - through the transfer of the Sun shares to Seafirst). Under United States Federal banking regulations, it is intended that Seafirst would sell its interest in Sun by December 1997. Seafirst has not conveyed to the Company a definite time-plan for the sale of its interest in Sun. Presently, there are no "cash compensation" arrangements for Company management personnel covering a future change of control of the Company.


                              EMPLOYMENT CONTRACTS

                 In February 1996, the Company entered into an Employment Agreement which expires in December 1996, with Sandra L. Teufel, the Company's Senior Vice President - Sales and Merchandising. This Employment Agreement contains covenants which prevent this employee from disclosing certain confidential information, and which will provide for severance of $62,500 to be paid under certain circumstances under which her employment is terminated.
This Employment Agreement also provides for an annual salary of $250,000 and an annual cash bonus award to be paid of up to $350,000 based upon the Company's achievement of certain net income and inventory targets.


                            DIRECTOR'S COMPENSATION

                 Currently, a director who is neither an employee nor a consultant of the Company is paid a $10,000 annual Director's fee, $500 for each Board of Directors meeting attended and $500 for each Committee meeting attended. After each annual meeting of shareholders, each non-employee incumbent director is granted options to purchase 1,000 shares of the Company's Common Stock, which become exercisable one year from date of grant, and each newly elected non-employee director is granted an option to purchase 5,000 shares of the Company's Common Stock, which will become exercisable one year from the date of grant. During their entire tenure, Messrs. Williams and Rollins have elected not to receive annual retainer fees, Board or committee fees, or stock option awards for their services as Directors.


      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

                 Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who hold more than ten percent of a registered class of the company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-ten percent beneficial owners are required by the SEC regulation to provide the Company with copies of all Section 16(a) forms they file.

                 Based solely on review of the copies of such forms provided to the Company, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended December 31, 1995, all
Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were complied with.


                              CERTAIN TRANSACTIONS

                 Since December 1989, any new transactions between the Company and officers, directors or shareholders owning 5% or more of the voting securities of the Company, or affiliates of such persons, have been approved by a majority of the disinterested directors. No such transaction has been or will be approved unless those directors find that the proposed transaction is no less favorable to the Company than would be available from independent third parties.

         During 1995, the Company hired the consulting firm of Wiley, Pene and Company to assist in the Company's re-engineering efforts. Wiley, Pene and Company was paid $243,000 from March to October 1995 for its services. Wiley, Pene and Company is owned by Robert Pene, a former director of Sun, who resigned from the Company's Board of Directors in September 1995; and by William S. Wiley, who was appointed as the Company's Chief Executive Officer, President and Director in October 1995 and as Chairman in April 1996.


                            INDEPENDENT ACCOUNTANTS

                 The Company has selected Price Waterhouse LLP to continue as its principal independent accountants for the current year. Representatives of Price Waterhouse LLP are expected to be present at the 1996 Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire.


                                 OTHER BUSINESS

                 As of the date of this Proxy Statement, management knows of no other business that will be presented for action at the 1996 Annual Meeting.
If any other business requiring a vote of the shareholders should come before the 1996 Annual Meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.


                             SHAREHOLDER PROPOSALS
                  FOR THE 1996 ANNUAL MEETING OF SHAREHOLDERS

                 Written notice of proposals that shareholders wish to have presented at the 1997 Annual Meeting of Shareholders relating to the fiscal year ending December 31, 1996, must be delivered by the shareholder, either in person or by registered or certified mail, postage prepaid, to the Secretary of the Company at the Company's executive offices by December 29, 1996.

                            SOLICITATION OF PROXIES


                 The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Solicitations of proxies may be made personally, or by mail, telephone, telegraph or messenger. The Company will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding materials to their principals. All of the cost of solicitation of proxies will be paid by the Company.

- -------------------------------------------------------------------------------
THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE CALENDAR YEAR 1995, AS
FILED WITH SECURITIES AND EXCHANGE COMMISSION, IS PRINTED AS PART OF THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS, AND ACCOMPANIES THIS PROXY
STATEMENT.
- -------------------------------------------------------------------------------

                                              By Order of the Board of Directors

                                              Kevin C. James
                                              Senior Vice President,
                                              Chief Financial Officer
                                              and Secretary

April 25, 1996
Kent, Washington

                              SUN SPORTSWEAR, INC.
PROXY - 1996    6520 SOUTH 190TH STREET, KENT, WASHINGTON 98032   PROXY - 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         The undersigned hereby appoints each of William S. Wiley and James H. Williams as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Sun Sportswear, Inc. held of record by the undersigned on August 23, 1996 at the 1996 Annual Meeting of Shareholders, relating to the year ended December 31, 1995, to be held on September 27, 1996, or any adjournment thereof.

o   ELECTION OF                     [ ] FOR all nominees below (except        [ ]  WITHHOLD AUTHORITY
    DIRECTORS (check one):              as marked to the contrary below)           to vote for all nominees below.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

         WILLIAM S. WILEY, LARRY C. MOUNGER, PAUL R. ROLLINS, JR., JAMES A. WALSH, JAMES H. WILLIAMS


o   OTHER MATTERS: In their discretion, the Proxies are authorized to vote upon
    such other business as may properly come before the meeting.   (over)





THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.
         Please sign as name appears below. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full by authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                 Dated____________________, 1996


                                                 -------------------------------
                                                 Print Name

                                                 -------------------------------
                                                 Signature

                                                 -------------------------------
                                                 Print Name (if held jointly)

                                                 -------------------------------
                                                 Signature (if held jointly)

                                       ----------------------------------------
                                       PLEASE MARK, SIGN, DATE AND RETURN THE
                                       PROXY CARD PROMPTLY USING THE ENCLOSED
                                       ENVELOPE.
                                       ----------------------------------------